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Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

        As independent petroleum engineers, we hereby consent to (i) the incorporation by reference in this Registration Statement on Form S-3 of Gasco Energy, Inc. (the "Company") of all references to Netherland, Sewell & Associates, Inc. and the estimates prepared by us appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2010, filed with the U.S. Securities and Exchange Commission and incorporated by reference in this Registration Statement, and (ii) the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.
	By:	/s/ C.H. (Scott) Rees III C.H. (Scott) Rees III, P.E. Chairman and Chief Executive Officer
Dallas, Texas August 31, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS